                                                                    EXHIBIT 99.1

                         NOTICE OF GUARANTEED DELIVERY
                                      OF
                         11 1/2% SENIOR NOTES DUE 2008
                                      OF
                                  PSINet Inc.

     This form, or one substantially equivalent hereto, must be used by any Holder of 11 1/2% Senior Notes due 2008, Series A (the "Initial Notes") of PSINet Inc., a New York corporation (-- "Company"), who wishes to tender Initial Notes pursuant to the Company's Exchange Offer, as defined in the prospectus dated _____________, 199_ ("Prospectus"), and (i) whose Initial Notes are not immediately available or (ii) who cannot deliver such Initial Notes or any other documents required by the Letter of Transmittal on or before the Expiration Date (as defined in the Prospectus) or (iii) who cannot comply with the book-entry transfer procedure on a timely basis. This form may be delivered by facsimile transmission, mail or hand delivery to the Exchange Agent. See "The Exchange Offer -- Guaranteed Delivery Procedures" in the Prospectus.

                                  PSINet Inc.
                         Notice of Guaranteed Delivery

                  WILMINGTON TRUST COMPANY, as Exchange Agent

By Registered or Certified Mail or                       By Hand:
     Overnight Courier:
   Wilmington Trust Company                      Wilmington Trust Company
      Attn: Kristin Long                      Attn: Corporate Trust Operations
  Corporate Trust Operations              c/o Harris Trust Co. of New York Agent
   1100 North Market Street                      88 Pine Street, 19th Floor
     Rodney Square North                             Wall Street Plaza
  Wilmington, DE  19890-0001                     New York, New York  10005


                                 By Facsimile:
                       (For Eligible Institutions Only)
                           Wilmington Trust Company
                                (302) 651-1079

                             Confirm by telephone:
                                (302) 651-1562
                                 Kristin Long

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
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                                      -2-

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Initial Notes specified below pursuant to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Guaranteed Delivery Procedures" in the Prospectus. By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering Holder of Initial Notes set forth in the Letter of Transmittal. The undersigned hereby tenders the Initial Notes listed below:

     CERTIFICATE NUMBERS                        PRINCIPAL AMOUNT TENDERED
       (IF AVAILABLE)
  ____________________________                  ___________________________
  ____________________________                  ___________________________
  ____________________________                  ___________________________

     All authority herein conferred or agreed to be conferred shall survive the death, incapacity, or dissolution of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

     If Initial Notes will be tendered by book-entry transfer:

Name of Tendering Institution:

_______________________________                _______________________________

The Depository Trust Company
Account No.:

                                               _______________________________
                                                         Signature(s)

___________________________________            _______________________________

                                               _______________________________
                                                    Name(s)   (please print)

                                               _______________________________
                                                          Street Address

                                               _______________________________
                                                     City, State   Zip Code

Date: _____________________                    _______________________________
                                                    Area Code & Telephone No.
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                                      -3-

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in a Recognized Signature Guarantee Medallion Program, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Initial Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Initial Notes into the Exchange Agent's account at the Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus, and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date (as defined in the Prospectus).


       ________________________________          _____________________________
                 Name of Firm                         Authorized Signature

       ________________________________          _____________________________
                Street Address                        Name (please print)

       ________________________________
        City, State           Zip Code

       ________________________________          Date: _______________________
        Area Code & Telephone Number

DO NOT SEND CERTIFICATES FOR INITIAL NOTES WITH THIS FORM. ACTUAL SURRENDER OF CERTIFICATES FOR INITIAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A COPY OF THE PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.
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                                      -4-

                                 INSTRUCTIONS

     1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at one of its addresses set forth on the cover hereof prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the Holder but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the Holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures." In all cases, sufficient time should be allowed to assure timely delivery. No Notice of Guaranteed Delivery should be sent to the Company.

     2. SIGNATURE ON THIS NOTICE OF GUARANTEED DELIVERY; GUARANTEE OF SIGNATURES. If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Initial Notes referred to herein, then the signature must correspond with the name(s) as written on the face of the Initial Notes without alteration, enlargement or any change whatsoever.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Initial Notes listed, this Notice of Guaranteed Delivery must be accompanied by a properly completed bond power signed as the name of the registered Holder(s) appear(s) on the face of the Initial Notes without alteration, enlargement or any change whatsoever.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

     3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the Exchange Offer or the procedure for consenting and tendering as well as requests for assistance or for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address set forth on the cover hereof or to your broker, dealer, commercial bank or trust company.